Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (“Rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of First Federal Bancshares of Arkansas, Inc. (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

Number of Shares Being Purchased (the sum of A and C below):

Total Exercise Price Payment Required (the sum of B and D below):

Basic Subscription Right

As described in the accompanying Company prospectus dated [•] [•], 2011 (the “Prospectus”), I have received one Right for each share of Common Stock owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Right allows me to subscribe for three (3) shares of Common Stock (the “Basic Subscription Right”) at the cash price of $3.00 per share (the “Subscription Price”).

I exercise	Basic Subscription Rights	x	3	=	(A)
					(no. of new shares)

Therefore, I apply for	shares of Common Stock	x	$3.00	=	(B)
	Pursuant to my Basic Subscription Rights		(Subscription Price)		(price of new shares)

Oversubscription Privilege

As described in the accompanying Prospectus, in the event that I purchase all of the shares of Common Stock available to me pursuant to my Basic Subscription Right, I may also exercise an oversubscription privilege (the “Oversubscription Privilege”) to purchase a portion of any shares of the Company’s Common Stock that are not purchased by other stockholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”).

I have purchased all of the shares of Common Stock available to me pursuant to my Basic Subscription Right and wish to purchase additional shares of Common Stock pursuant to my Oversubscription Privilege.   ☐ Yes   ☐ No

Therefore, I apply for	Unsubscribed Shares	x	$3.00	=	(D)
	Pursuant to my Oversubscription Privilege (C)		(Subscription Price)		(price of new shares)

Box 3. ☐ Payment in the following amount is enclosed. $

(The total of the above Box 3 must equal the Total Exercise Price Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus;

•

certify that, after giving effect to my participation in the Rights Offering, and taking into account my holdings and the holdings of my affiliates, I will not exceed the overall beneficial ownership limitation described in the Prospectus of the Company’s outstanding Common Stock (19,302,690 shares of Common Stock outstanding assuming that all of the shares available in the Rights Offering are purchased);

•

agree that if I (we) fail to properly complete and duly sign required subscription documents or otherwise fail to follow the subscription procedures that apply to the exercise of my (our) Rights before the Rights Offering expires, the Subscription Agent will reject my (our) subscription or accept it only to the extent of the payment received.  Neither the Company nor the Subscription Agent accepts any responsibility to contact me (us) concerning an incomplete or incorrect subscription document, nor are they under any obligation to correct such documents.  Either the Company or the Subscription Agent has the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of Beneficial owner(s):

Signature of Beneficial Owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Additionally, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: